Exhibit 14

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D with respect to the Common Stock, par value $.001 per share of iSecureTrac Corp., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. The undersigned further agree that any amendments to such statement on Schedule 13D shall be filed jointly on behalf of each of them without the necessity of entering into additional joint filing agreements.

The undersigned further agree that each party hereto is responsible for timely filing of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

The undersigned shall not be deemed to admit membership in a group by reason of entering into this Joint Filing Agreement.

This Joint Filing Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

In evidence thereof the undersigned, being duly authorized, hereby execute this Joint Filing Agreement this 30th day of November, 2011.

MH IMPORTS, INC.

By:	/S/ Heather Kreager
Name:	Heather Kreager
Its:	Senior Vice President

CRESTPARK LP, INC.

By:	/s/ Heather Kreager
Name:	Heather Kreager
Its:	Senior Vice President

CONSOLIDATED INVESTMENT SERVICES, INC.

By:	/s/ Heather Kreager
Name:	Heather Kreager
Its:	Senior Vice President

SAMMONS ENTERPRISES, INC.

By:	/s/ Heather Kreager
Name:	Heather Kreager
Its:	President

SAMMONS ENTERPRISES, INC. EMPLOYEE STOCK OWNERSHIP TRUST

Herakles Investments, Inc., Attorney in Fact for Sammons Enterprises, Inc. Employee Stock Ownership Trust

By:	/s/ Heather Kreager
Name:	Heather Kreager
Its:	Senior Vice President

2